Exhibit 23

Consent of Independent Registered Public Accounting Firm

AGL Resources, Inc. Retirement Savings Plus Plan
Atlanta, Georgia
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-208173 and No. 333-212783) of The Southern Company of our report dated June 29, 2018, relating to the financial statements and supplemental schedule of AGL Resources, Inc. Retirement Savings Plus Plan which appear in this Form 11-K for the year ended December 31, 2017.

/s/BDO USA, LLP

Atlanta, Georgia
June 29, 2018